EXHIBIT 11

                       HEICO CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                                                1998                               1997
                                                     -----------------------------      ----------------------------

                                                       BASIC            DILUTED           BASIC            DILUTED
                                                     ----------        ----------       ----------        ----------
Nine months ended July 31:

Weighted average number of common
     shares outstanding                              12,496,073        12,496,073       11,976,842        11,976,842

Common Stock equivalents arising from
     dilutive stock options (1)                              --         3,094,011               --         2,295,394
                                                     ----------        ----------       ----------        ----------
                                                     12,496,073        15,590,084       11,976,842        14,272,236
                                                     ==========        ==========       ==========        ==========

Net income per share                                 $      .59        $      .47       $      .41        $      .35
                                                     ==========        ==========       ==========        ==========




Three months ended July 31:

Weighted average number of common
     shares outstanding                              12,582,605        12,582,605       12,037,921        12,037,921

Common Stock equivalents arising from
     dilutive stock options (1)                              --         3,169,349               --         2,286,229
                                                     ----------        ----------       ----------        ----------
                                                     12,582,605        15,751,954       12,037,921        14,324,150
                                                     ==========        ==========       ==========        ==========

Net income per share                                 $      .21        $      .17       $      .14        $      .12
                                                     ==========        ==========       ==========        ==========


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(1) Computed under the "treasury stock" method using the average market price.